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                                                                    EXHIBIT 10.1

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                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT made as of this _____ day of May, 1998, by and between Thomas W. Klein ("Executive"), currently residing at 4590 Blackhawk Road, Eagan, Minnesota 55122, and Bacou USA Safety, Inc., a corporation organized under the laws of Delaware (the "Company"), with its principal offices at 10 Thurber Boulevard, Smithfield, RI 02917.

                                   WITNESSETH:

     WHEREAS, Company wishes to secure the services of Executive as President of the Uvex Safety division of the Company (the "Division") for the period provided in this Agreement; and

     WHEREAS, Executive is willing to enter into this Agreement for such period and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, Company and Executive hereby agree as follows:

     1. EMPLOYMENT. During the period of employment set forth in Section 2 of this Agreement, Company shall employ Executive, and Executive shall serve as President of the Division. Executive shall promptly relocate his permanent residence to the Smithfield, Rhode Island area. Executive agrees to faithfully perform the duties assigned to him to the best of his ability and, except for vacations and periods of temporary illness, to devote his full time and attention to the business of Company. Ancillary employment such as writing, teaching or lecturing, as well as the acceptance of honorific titles may be undertaken by the Executive only with the approval of the Chief Executive Officer of Bacou USA, Inc. or his designee ("Chairman"). Executive also agrees that he will not engage in any other business activities without the prior approval of the Chairman. Executive may only serve as an officer, director, trustee or committee member, or in any similar position, of a reasonable number (maximum two) of trade associations and religious, charitable, educational, civic or other non-business organizations, subject to the approval of the Chairman. The Executive represents and warrants to Company that he is now under no contract or agreement nor will he execute any contract or agreement that will in any manner interfere, conflict with or prevent him from performing his duties under the terms and conditions of this Agreement, recognizing that his performance hereunder will require the devotion of his full time and attention during and beyond regular business hours during the Term (as hereinafter defined), including extensive travel.


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     2. PERIOD OF EMPLOYMENT. The Executive's employment under this Agreement shall initially cover the period beginning July 1, 1998 to December 31, 1999 (the "Initial Term"). On January 1, 2000, and at the end of each year thereafter, the period of employment shall be automatically extended, without further action by either party, for successive one year periods (each a "Renewal Term") unless at least six months prior to the end of any Term either party shall have served written notice on the other of its election to allow this Agreement to terminate at the end of such Term. The Initial Term and any Renewal Terms are hereinafter sometimes collectively referred to as the "Term."

          If either party notifies the other party that it shall not extend the period of employment, Company may, at its option, decide that the Executive shall take a leave-of-absence for part or all of the remaining time of his employment, continuing to receive all compensation as if actively working.

     3. TERMINATION. The period of employment shall be terminated upon the first to occur of the following:

     (i) The expiration of the period of employment pursuant to Section 2 of this agreement.

     (ii) The Executive's death.

    (iii) The Executive becoming permanently disabled. Permanent disability shall mean physical or mental incapacity of a nature which prevents Executive from performing his duties under this Agreement for a period of more than six months in any twelve month period.

     (iv) The Executive's employment being terminated by Company for cause. Termination for cause shall mean termination by action of the Board of Directors of Company because of the willful failure of Executive to perform his duties and obligations under this Agreement (including but not limited to his obligation to promptly relocate his permanent residence to the Smithfield, Rhode Island area) or failure to execute in a reasonable and responsible manner the policies of the Company or gross negligence in the performance of his duties under this Agreement or the commission by Executive of a felony.

     4. COMPENSATION AND BENEFITS.

          (a) The Executive shall receive regular compensation (the "Base Salary") at the initial rate of One Hundred Ninety Thousand Dollars ($190,000.00) per annum during the Initial Term. The Base Salary shall be payable in arrears less the usual payroll


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deductions at the same times and in the same manner as salaries paid to other employees of the Company. The Executive shall participate in any wage increases applicable generally to salaried employees of Company. The Base Salary prevailing at any time shall be reviewed annually for a possible increase beginning in January 1999.

          (b) In addition to the Base Salary, the Executive shall be entitled to receive annual incentive compensation payments ("Incentive Compensation") at such times and in such amounts as may be determined pursuant to the Bonus Plan for Executives of subsidiaries of Bacou USA, Inc., as in effect for the applicable year (the "Company Plan"; a copy of the Company Plan for 1998 and 1999 is attached to this Agreement as Exhibit B), provided, however, that for 1998 the Executive shall be entitled to Incentive Compensation equal to the greater of the following two amounts:

               (i)  The amount determined pursuant to the Company Plan; or

              (ii)  $30,000.

Executive acknowledges that, by agreeing to participate in the Company Plan he thereby waives any rights to participate in any other incentive compensation plan of the Company.

          (c) Incentive Compensation shall be paid by Company for the prior fiscal year within ten (10) days after a decision is made by the Board of Directors of Company as to the amount of such Incentive Compensation, but in any event no later than the earlier of the annual meeting of the Board of Directors of Company or March 31.

          (d) The Executive shall be entitled to participate in any stock option plan which Bacou USA, Inc. may adopt for Company at levels to be determined by the Board of Directors of Company in their sole discretion. In connection with the execution of this Agreement and subject to the execution of an Option Agreement in the standard form utilized by Bacou, Executive shall be granted options to purchase fifteen thousand (15,000) shares of common stock of Bacou USA, Inc. at a per share price equal to the closing price on the Nasdaq national market system on June 30, 1998, subject to vesting 20% on December 31, 1998 and 20% each on the first through fourth anniversaries of the date of this Agreement.

          (e) The Executive shall be entitled to participate in all savings, thrift, retirement or pension, short term and long term disability, health and accident, Blue Cross/Blue Shield, Major Medical or other hospitalization, holiday, vacation, and other fringe benefit programs generally available to senior executives of Company in accordance with and subject to the terms and conditions of such programs.

          (f) In addition, the Executive shall be entitled to receive the following


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benefits:

               (i) The Executive shall have the use of a company car, subject to the Automobile Policy of Bacou USA, Inc.

               (ii) The Executive shall be entitled to vacation pursuant to the
                    Bacou USA, Inc. Executive Vacation Policy. Vacation days will be taken at a time convenient for both the Executive and Company. To the extent the Executive does not take all vacation days the remaining days will be carried forward for an unlimited period or be paid to the Executive at the level of his Base Salary valid for the fiscal year in which vacation days are not taken.

              (iii) When traveling on Company business, the Executive will be provided coach-class airfare on domestic trips; business class airfare will be provided on international trips.

               (iv) The Executive is authorized to incur reasonable expenses in connection with and for the promotion of the business of Company, including expenses for meals and lodging (regular hotel room, no suites), entertainment, and similar items as required from time to time by the Executive's duties. Company shall reimburse the Executive for all such expenses upon the presentation of an account therefor, together with appropriate supporting documentation.

               (v) The Executive will receive relocation assistance in accordance with the terms and conditions of the Relocation Assistance Agreement attached hereto as Exhibit A.

     5. LIMITATIONS ON AUTHORITY. Pursuant to the Bylaws of Company, the Executive and the Chairman of the Board of Directors or his designee shall constitute the Executive Committee of the Board. Except as otherwise provided herein, approval by the Chairman or the Executive Vice President of Bacou must be obtained prior to the Executive taking any of the following actions on behalf of the Company:

          (a) Acquisition or disposition of real property or any rights deriving therefrom, or changing title in any such real property.

          (b) Making unplanned capital expenditures or any commitment therefore in an amount greater than $10,000 for any individual expenditure and $50,000 in the aggregate in any fiscal year;

          (c) Borrowing or guaranteeing any borrowings from or on behalf of any party, or altering the terms of any loan agreements for such


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               borrowings except for any such loans or borrowings as shall be agreed upon by the Board of Directors of Company;

          (d) Hiring, terminating, promoting or demoting executive personnel with annual salary in excess of $50,000;

          (e) Granting retirement benefits or other non-earned income to any individual which is not available to all employees;

          (f) Modification of any qualified plan or other benefit plan, e.g., health insurance;

          (g)  Acquiring the assets or shares of another Company or partnership;

          (h) Acquiring or disposing of the assets or shares of the Company or selling any fixed asset of the Company below book value;

          (i) Entering into or terminating agreements of any kind or nature with a monthly financial obligation in excess of U.S. $5,000 for more than six (6) months except purchase orders for materials required for the manufacture of products for sale in the ordinary course of business;

          (j) Making basic changes in the administration, organization, production, and distribution of Company or any of its affiliates, as well as closing or curtailing the functions of Company or any of its affiliates;

          (k)  Filing any lawsuit;

          (l) Making cash or non-cash corporate contributions above the annually budgeted amount;

          (m) When there is a large volume of sales, the making of decisions requiring both extraordinary risks and extraordinary expenditures;

          (n) Entering into any transaction on behalf of Company or its affiliates which is not in the usual course of its business;

          (o)  Adoption or modification of the annual budget.

     Notwithstanding the foregoing, approval is not required for any action provided for in the approved and applicable annual budget or annual plan of Company. In addition, should the Chairman or Executive Vice President be unavailable, if an emergency arises


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which requires the Executive to take immediate action in which approval as set forth in this Section would otherwise be required, the Executive is no longer bound by the limitations described above and is authorized to make a decision in the best interests of Company. The Executive will immediately inform the Chairman and the Executive Vice President of Bacou USA, Inc. of any such decisions made by him.

     6. NON-DISCLOSURE OF INFORMATION. It is understood that the business of Company and its affiliates is of a confidential nature. During the period of the Executive's employment with Company, the Executive may have received and/or may secure confidential information concerning Company or any of Company's affiliates or subsidiaries which, if known to competitors thereof, would damage Company or its said affiliates or subsidiaries. The Executive agrees that during and after the term of this Agreement he will not (except as authorized by Company or in the proper performance of his duties or except as ordered by a court or other body of competent jurisdiction or as otherwise required by law), directly or indirectly, divulge, disclose or appropriate to his own use, or to the use of any third party, any secret, proprietary or confidential information or knowledge obtained by him during the term hereof concerning such confidential matters of Company or its subsidiaries or affiliates, including, but not limited to, information pertaining to trade secrets, systems, manuals, confidential reports, methods, processes, designs, equipment lists, operating procedures, equipment and methods used and preferred by Company's customers. Upon termination of this Agreement, the Executive shall promptly deliver to Company all materials of a secret or confidential nature relating to the business of Company or any of its subsidiaries or affiliates which are, directly or indirectly, in the possession or under the control of the Executive. The provisions of this paragraph shall continue to apply after the Executive ceases to be employed by Company for a period of three (3) years except in respect of any information or knowledge disclosed to the public, other than through an unauthorized disclosure by the Executive.

     7. TRADE SECRETS. The Executive covenants that he shall, while employed by Company, assign, transfer, and set over to Company or its designee all right, title and interest in and to all trade secrets, secret processes, inventions, improvements, patents, patent applications, trademarks, trademark applications, copyrights, copyright registrations, discoveries and/or other developments (hereinafter "Inventions") which he may, thereafter, alone or in conjunction with others, during or outside normal working hours, conceive, make, acquire or suggest at any time which relate to the products, processes, work, research, or other activities of Company or any of its subsidiaries or affiliates. Any and all Inventions which are of a proprietary nature and which the Executive may conceive, may acquire or suggest, either alone or in conjunction with others, during his employment with Company (whether during or outside normal working hours) relating to or in any way pertaining to or connected with Company's business, shall be the sole and exclusive property of Company or its designee and the Executive,


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whenever requested to do so by Company, shall, without further compensation or consideration properly execute any and all applications, assignments or other documents which Company or its designee shall deem necessary in order to apply for and obtain Letters Patent of the United States and/or comparable rights afforded by foreign countries for the Inventions, or in order to assign and convey to Company or its designee the sole and exclusive right, title and interest in and to the Inventions. This obligation shall continue beyond the termination of this Agreement with respect to Inventions conceived or made by the Executive during the term of his employment by Company, and shall be binding upon his assigns, executors, administrators, and other legal representatives.

     8. NON-COMPETITION. (a) During the term of this Agreement or any renewal thereof and, at Company's option for a period of up to one year thereafter, should the Executive's contract be terminated or not be renewed, the Executive agrees that he will not within the geographical area of the United States, engage, either directly or indirectly, individually or as an owner, partner, joint venturer, employee, officer, director, stockholder, consultant, independent contractor or lender of or to any corporation, holding Company or other business entity which is in a business similar to that of Company or any of its affiliates. In the event that Company chooses to exercise its option to prevent the Executive from competing with Company following termination or non-renewal of his employment, Company shall notify the Executive in writing within two (2) weeks following his last day of employment or within two (2) weeks of notice by Company of its decision that the Executive shall take a leave-of-absence, in either case specifying the period of up to one year following termination, resignation, or non-renewal of employment during which such competitive activity shall be prohibited. In the event Company exercises its option, Company shall continue to pay Executive his Base Salary at the time of termination, resignation or non-renewal for the period during which the Executive is prohibited from competition with Company. Notwithstanding the foregoing, the Executive (as hereinbefore described in Section 2(d)) may own five (5%) percent of the securities of any business in competition with the business of Company or any of its affiliates, which securities are regularly traded on a public exchange, provided that any such ownership shall not result in the Executive becoming a record or beneficial owner at any time of more than five (5%) percent of equity securities of said business entity.

          (b) The Executive shall not during the term of his Employment under this Agreement or any renewal thereof, and for a period of three (3) years thereafter, employ, retain or arrange to have any other person or entity employ or retain any person who was employed by Company or any of its affiliated companies having an annual compensation of at least U.S. $50,000 per annum during the term of this Agreement or any renewal thereof.

          (c) If any provision of this Section is held to be unenforceable because of the scope, duration or area of its applicability or otherwise, the legal entity making that


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determination will have the power to modify the scope, duration or area, or all of them, and the provision will then apply in its modified form.

     9. PROPERTY. All letters, memoranda, documents, business notes (including all copies thereof) and other information contained on any other computer media including computer disks and hard drives of the Executive in any manner relating to the duties of Executive under this agreement are the property of Company.

     10. NOTICES. Any notices or other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) three (3) business days after mailing, if sent by registered or certified mail, postage prepaid, return receipt requested;
(iii) one (1) business day after mailing, if sent via overnight courier; or (iv) upon transmission, if sent by telex or facsimile except that if such notice or other communication is received by telex or facsimile after 5:00 p.m. on a business day at the place of receipt, it shall be effective as of the following business day. All notices and other communications hereunder shall be given as follows:

                      (a)      If to the Company, to it at:

                               Bacou USA, Inc.
                               10 Thurber Boulevard
                               Smithfield, RI 02917
                               Attention:  President

                               Telephone No.:  401-233-0333
                               Telecopier No.: 401-232-2230

                     with a copy to:

                               Edwards & Angell
                               2700 Hospital Trust Tower
                               Providence, Rhode Island  02903
                               Attention:  Susan A. Keller, Esq.
                               Telephone No.:   (401) 274-9200
                               Telecopier No.:  (401) 276-6611

                     (b)       If to the Executive, to him at:

                               4590 Blackhawk Road
                               Eagan, MN 55122


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                     with a copy to:


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                               Telephone No.:   (               )
                               Telecopier No.:  (               )

Any party may change its address for receiving notice by written notice given to the other names above in the manner provided above.

     11. FULL AND COMPLETE AGREEMENT; AMENDMENT. This Agreement (together with the Exhibits attached hereto) constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements. This Agreement may be modified only by a written instrument executed by both parties (except Exhibit B which is subject to modification from time to time by Bacou USA, Inc.)

     12. CONSTRUCTION. This Agreement shall be construed under the laws of the State of Rhode Island.

     13. ARBITRATION. Notwithstanding the fact that the parties shall be entitled to equitable relief in order to enforce certain provisions hereunder (e.g., temporary restraining orders or injunctive relief), any dispute, controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the "Commercial Arbitration Rules" of the American Arbitration Association in effect on the date of this Agreement, except as varied below. The site of any such arbitration shall be Providence, Rhode Island and any award shall be deemed to be a Providence, Rhode Island award. There shall be a single arbitrator who shall be admitted to practice law in Rhode Island, with no less than ten (10) years experience in the handling of commercial or corporate matters or disputes. The arbitrator shall render a written decision stating his reasons therefor, and shall render an award within six (6) months of the request for arbitration, and such award shall be final and binding upon both parties. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction in any state of the United States or country or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow. The substantive law to be applied to any case determined pursuant to this Section 13 is that of Rhode Island. The expense of arbitration shall be borne by the respective parties except to the extent that the arbitrators shall determine that the entire expense shall be borne by a single party.

     14. BINDING NATURE. This Agreement shall be binding upon and shall inure to the



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benefit of the parties and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, Company and the Executive have duly executed this Agreement as of the day and year first written above.

BACOU USA SAFETY, INC.

By: /s/ Walter Stepan                  By:  /s/ Philip B. Barr
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      Walter Stepan, Chairman              Philip B. Barr, Vice Chairman

EXECUTIVE:


 /s/ Thomas W. Klein
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        Thomas W. Klein